Exhibit 107
Calculation of Filing Fee Tables
Form F-3
(Form Type)
OceanPal Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering of Securities:
Fees to Be Paid	Equity	Common Stock (3)	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Stock (4)	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Preferred Stock Purchase Rights(5)	457(o)	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities (6)	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Warrants (7)	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Purchase Contracts	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Rights	457(o)	—	—	—	—	—
Fees to Be Paid	Other	Units(8)	457(o)	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf(1)	(1)	457(o)	$250,000,000	—	$250,000,000	0.0001102	$27,550
Fees to Be Paid	Total Registration Fee:			$250,000,000	—	$250,000,000	—	$27,550
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$250,000,000	—	$27,550
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$27,550

(1)
There are being registered hereunder such indeterminate number of (i) common stock, (ii) preferred stock, (iii) debt securities, (iv) warrants, (v) Purchase contracts, (vi) rights and (vii) units, as shall have an aggregate initial offering price not to exceed $250,000,000 or such lesser aggregate amount permitted under General Instruction I.B.5 to Form F-3 under the Securities Act. Such indeterminate amounts may from time to time be issued at indeterminate prices, in U.S. Dollars. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. This registration statement also includes such presently indeterminate number of securities as may be issuable from time to time upon conversion or upon exercise of, or in exchange for, any such convertible or exchangeable securities registered hereunder or pursuant to the anti-dilution provisions of any such securities.

(2)
The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act of 1933, as amended.

(3)
Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(4)
Preferred stock purchase rights are not currently separable from the common shares and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common shares.

(5)

Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(6)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.
(7)
Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(8)
Each unit will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.